UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2008

COCA-COLA ENTERPRISES INC.
(Exact name of Registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Coca-Cola Enterprises Inc. (“CCE”) entered into a Terms Agreement dated May 7, 2008 (the “Terms Agreement”) with Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. incorporating the terms of an Underwriting Agreement dated May 7, 2008 (the “Underwriting Agreement”), relating to the offering of $275,000,000 aggregate principal amount of Floating Rate Notes due May 6, 2011 (the “Notes”).  Copies of the form of Underwriting Agreement, Terms Agreement and Supplemental Indenture dated as of May 12, 2008 between CCE and Deutsche Bank Trust Company Americas relating to the Notes are attached hereto as Exhibits 1.1, 1.2 and 4.1., respectively.  The closing occurred on May 12, 2008.

Item 9.01          Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

1.1	Form of Underwriting Agreement for Senior Debt Securities, Debt Warrants and Currency Warrants, including forms of Terms Agreement and Delayed Delivery Contract.

1.2	Terms Agreement dated May 7, 2008 among Coca-Cola Enterprises Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

4.1	Supplemental Indenture dated as of May 12, 2008 between Coca-Cola Enterprises Inc. and Deutsche Bank Trust Company Americas, as Trustee, Registrar, Transfer Agent and Paying Agent.

8.1	Tax Opinion dated May 12, 2008 of Shearman & Sterling LLP.

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

By:	/S/ WILLIAM T. PLYBON
	Name:	William T. Plybon
	Title:	Vice President, Secretary and Deputy General Counsel

Date: May 13, 2008

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Senior Debt Securities, Debt Warrants and Currency Warrants, including forms of Terms Agreement and Delayed Delivery Contract.

1.2	Terms Agreement dated May 7, 2008 among Coca-Cola Enterprises Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

4.1	Supplemental Indenture dated as of May 12, 2008 between Coca-Cola Enterprises Inc. and Deutsche Bank Trust Company Americas, as Trustee, Registrar, Transfer Agent and Paying Agent.

8.1	Tax Opinion dated May 12, 2008 of Shearman & Sterling LLP.

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).